UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34942	77-0557980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Rio Robles San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 217-7300

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, Inphi Corporation (“Inphi”) entered into the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated October 29, 2020, by and among Marvell Technology Group Ltd. (“Marvell”), Marvell Technology, Inc. (“MTI”), Maui Acquisition Company Ltd, a Bermuda exempted company and wholly owned subsidiary of MTI (“Bermuda Merger Sub”) and Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MTI (“Delaware Merger Sub”). Effective as of 4:01 p.m. Eastern Time on April 20, 2021 (such date, the “Merger Effective Date”), Bermuda Merger Sub merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of MTI. Effective as of 4:02 p.m. Eastern Time on the Merger Effective Date (the “Delaware Merger Effective Time”), Delaware Merger Sub merged with and into Inphi (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of MTI. As a result of the Mergers, Marvell and Inphi became wholly owned subsidiaries of MTI.

Termination of Capped Call Transactions

On September 6, 2016, in connection with the pricing of Inphi’s outstanding 0.75% Convertible Senior Notes due 2021 (the “2021 Notes”), Inphi entered into privately negotiated capped call transactions (together, the “2016 Base Capped Call Transactions”) with each of Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, London Branch (together, the “2016 Option Counterparties”). In addition, on September 7, 2016, Inphi entered into additional capped call transactions (together with the 2016 Base Capped Call Transactions, the “2016 Capped Call Transactions”) with each of the 2016 Option Counterparties.

On April 21, 2020, in connection with the pricing of Inphi’s outstanding 0.75% Convertible Senior Notes due 2025 (the “2025 Notes”), Inphi entered into privately negotiated capped call transactions (together, the “2020 Base Capped Call Transactions”) with an affiliate of one of the initial purchasers and other financial institutions (the “2020 Option Counterparties” and, collectively with the 2016 Option Counterparties, the “Option Counterparties”). In addition, on April 22, 2020, in connection with the exercise by the initial purchasers of their option to purchase additional 2025 Notes, Inphi entered into additional capped call transactions (together with the 2020 Base Capped Call Transactions, the “2020 Capped Call Transactions” the 2016 Capped Call Transactions and the 2020 Capped Call Transactions collectively, the “Capped Call Transactions”) with each of the 2020 Option Counterparties.

In connection with the Delaware Merger, Inphi and the Option Counterparties entered into certain agreements (the “Unwind Agreements”) to terminate certain portions of the Capped Call Transactions. The Unwind Agreements provide for such terminations to occur over a period of time from, and including, the trading days immediately following the Delaware Merger Effective Time to, and including June 1, 2021, subject to postponement in certain circumstances (the “Unwind Period”). In connection with the related unwind of the existing hedge positions with respect to the Capped Call Transactions, the Companies expect the Option Counterparties and/or their affiliates to enter into or unwind various derivative transactions economically equivalent to selling shares of MTI common stock and/or to sell shares of MTI common stock during the Unwind Period.

The above description of the Capped Call Transactions is a summary only and is qualified in its entirety by reference to the capped call confirmations and forms of capped call confirmations executed by Inphi and the Option Counterparties as of the respective dates specified above, copies of which were filed as Exhibits 10.19, 10.20, 10.21, 10.36 and 10.37 to the Annual Report on Form 10-K filed by Inphi on February 25, 2021, and are incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreements

In connection with the consummation of the Mergers, on April 20, 2021, Inphi entered into Separation Agreements (the “Separation Agreements”), with each of (i) Dr. Ford Tamer, Inphi’s President and Chief Executive Officer, (ii) Richard Ogawa, Inphi’s General Counsel, (iii) Charlie Roach, Inphi’s Senior Vice President of Worldwide Sales, and (iv) Dr. Ron Torten, Inphi’s Chief Information Officer and Senior Vice President of Operations (collectively, the “Former Officers”). Pursuant to the Merger Agreement and the Separation Agreements, effective as of immediately prior to the Delaware Merger Effective Time, each of the Former Officer’s employment with Inphi was terminated without cause, and, as of the Merger Effective Date, each Former Officer also resigned from certain officer and director positions held by them in Inphi and Inphi’s subsidiaries, affiliates or investments. In connection with their resignations and in exchange for the execution of a release of claims, the Former Officers became entitled to receive the following severance benefits pursuant to the Merger Agreement and the Severance and Change of Control Agreements between each of the Former Officers and Inphi (as adjusted to include an additional 60 days’ continued wages and benefits in lieu of any potential notice required under the Workers Adjustment and Retraining Notification Act, pursuant to the Separation Agreements), in each case subject to applicable tax withholding:

•

a lump sum payment, which amount represents (i) 26 months’ current base salary, equal to a gross sum of $1,306,500 in the case of Dr. Tamer, (ii) 14 months’ current base salary, equal to a gross sum of $399,000 in the case of Mr. Ogawa, (iii) 14 months’ current base salary, equal to a gross sum of $448,000 in the case of Mr. Roach, and (iv) 14 months’ current base salary, equal to a gross sum of $432,600 in the case of Dr. Torten;

•

a lump sum payment, which amount represents (i) 26 months of Dr. Tamer’s annual target bonus, equal to $1,437,150, (ii) 14 months of Mr. Ogawa’s annual target bonus, equal to $251,370, (iii) 14 months of Mr. Roach’s annual target bonus, equal to $366,545, and (iv) 14 months of Dr. Torten’s annual target bonus, equal to $324,450;

•

a lump sum payment, which amount represents a pro rata payment of the Former Officer’s 2021 target bonus through the Merger Effective Date, equal to (i) $199,899 in the case of Dr. Tamer, (ii) $64,933 in the case of Mr. Ogawa, (iii) $94,685 in the case of Mr. Roach, and (iv) $83,811 in the case of Dr. Torten;

•

payment of a portion of the premiums for the Former Officer and the Former Officer’s dependents required for continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) (up to the monthly amount Inphi was paying as the employer-portion of health care premiums prior to termination of employment), provided that the Former Officer timely elects to extend and continue health insurance under COBRA, until the earlier of (a) the end of the 14-month period (26-month period for Mr. Tamer) following such Former Officer’s termination date or (b) the date the Former Officer or the Former Officer’s eligible dependents lose eligibility for COBRA coverage.

•	acceleration of vesting of RSUs with respect to shares of common stock of Inphi (the “Inphi Common Stock”) immediately prior to the Mergers as follows:

i.	full acceleration of vesting of RSUs granted as each Former Officer’s fiscal year 2020 bonus;

ii.	accelerated vesting of the RSUs granted as each Former Officer’s 2021 Focal Equity Award that were scheduled to vest through June 30, 2021; and

iii.	full acceleration of vesting of all other RSUs held by each Former Officer.

In addition, the Former Officers vested in 225% of the target number of shares of Inphi Common Stock subject to each Former Officer’s 2020 MVSU award based on performance through the closing of the Mergers pursuant to the terms of the MVSU awards.

This summary of the Separation Agreements is qualified in its entirety by the each of the Separation Agreements of Dr. Tamer, Mr. Ogawa, Mr. Roach, and Dr. Torten attached as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, to this Current Report and incorporated by reference into this item 5.02.

Departure of John Edmunds

In connection with the consummation of the Mergers, on April 20, 2021, John Edmunds, Inphi’s Vice President and Chief Financial Officer, was terminated without cause and, as of the Merger Effective Date, also resigned from his positions held in Inphi and Inphi’s subsidiaries, affiliates or investments.

Officer Appointments

At the Delaware Merger Effective Time and pursuant to the Merger Agreement, all members of the board of directors of Inphi ceased to be directors of Inphi and were replaced by Mitchell Gaynor, and each of the former executive officers of Inphi ceased to hold his or her respective office with Inphi and the officers of Inphi were replaced by the following persons:

Name	Title
Jean Hu	President and Chief Financial Officer
Mitchell Gaynor	Chief Legal Officer and Secretary

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Confidential Separation Agreement, dated as of April 20, 2021, by and between Inphi Corporation and Dr. Ford Tamer.

10.2	Confidential Separation Agreement, dated as of April 20, 2021, by and between Inphi Corporation and Richard Ogawa.

10.3	Confidential Separation Agreement, dated as of April 20, 2021, by and between Inphi Corporation and Charles Roach.

10.4	Confidential Separation Agreement, dated as of April 20, 2021, by and between Inphi Corporation and Dr. Ron Torten.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2021	INPHI CORPORATION

	By:	/s/ Jean Hu
Jean Hu
President and Chief Financial Officer